Exhibit 99.18
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Inc. operating segment trade working capital)

% of Annualized Sales#
Monthly Actual %
	2007		2008		2009	2010
January			17.0	*	16.9	14.0
February			16.7	*	16.9	13.7
March			15.6	*	16.3	12.3
April			15.5	*	15.9	12.2
May			15.1	*	16.0	11.9
June			15.2	*	14.9	12.6
July			14.6	*	14.4
August			14.5	*	13.9
September			13.7	*	12.7
October	16.3	*	13.3	*	13.2
November	16.6	*	14.1		13.6
December	17.1	*	16.2		14.1

NOTE:  Ashland's fiscal 2010 operating segment trade working capital target is a 13 month average of 14.9%.

* Data has been adjusted to include the historical Hercules businesses, preceding its purchase in November 2008.

# Selected Working Capital Components - June 30, 2010

Unaudited Data
($ in millions)	Operating		Other
	segments	(a)	components	(b)	Total
Accounts receivable (c)	1,534		35		1,569
Inventories (d)	758		(147)		611
(Less) Trade and other payables	(1,105)		(389)		(1,494)
Net	1,187		(501)		686

(a) Represents amounts considered in internal performance metrics applicable to most employees.
(b) Amount relates primarily to items within Corporate reporting segments.
(c) Accounts receivable is shown net of allowances for doubtful accounts.
(d) Operating segment amount excludes LIFO reserve, which is presented under other components.